Exhibit 99.4

CONSENT OF UBS SECURITIES LLC

[LETTERHEAD OF UBS SECURITIES LLC]

The Board of Directors

Javelin Pharmaceuticals, Inc.

125 CambridgePark Drive

Cambridge, Massachusetts 02140

Dear Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated December 18, 2009, to the Board of Directors of Javelin Pharmaceuticals, Inc. (“Javelin”) as Annex C to, and to the reference thereto under the captions “SUMMARY — Opinion of Javelin’s Financial Advisor” and “THE MERGER — Opinion of Javelin’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed merger involving Javelin and Myriad Pharmaceuticals, Inc. (“MPI” and, such joint proxy statement/prospectus, the “Joint Proxy Statement/Prospectus”), which Joint Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of MPI. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ UBS Securities LLC
UBS SECURITIES LLC

February 12, 2010